SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ___________________________________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2001



                              OCEAN BIO-CHEM, INC.

               (Exact name of registrant as specified in charter)

               Florida               2-70197                  59-1564329
           (State or other    (Commission File Number)       (IRS Employer
             jurisdiction                                 Identification No.)
           of Incorporation)


              4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 954/587-6280

Item 5.  Other Events

     On March 30, 2001, the Federal District Court for the Northern District of Georgia entered an order granting North American Oil Company's ("North American") motion for partial summary judgment and declaring Patent 5,250,598 (the '598 Patent) held by the Registrant's wholly owned subsidiary, Star Brite Distributing, Inc. ("Star Brite") invalid and unenforceable in the matter of North American Oil Company, Inc. v. Star Brite Distributing, Inc., Civil Action No. 1-98-CV-1589-RWS, pending in the United States District Court, Northern District of Georgia, Atlanta Division. North American filed a complaint against Star Brite seeking declaratory judgments of invalidity, unenforceability, and non-infringement of the '598 Patent, entitled "Liquid Electrical Tape Formulation" and alleging claims for antitrust violation, tortious interference, unfair competition and trade slander. As a result of the order declaring the '598 patent invalid and unenforceable, Star Brite's counterclaim for patent infringement cannot succeed. Further, North American may make a claim for attorney's fees. The outcome of such a request, if made, is unknown. The '598 patent is held by Star Brite for its liquid electrical tape formulation, and the invalidity and unenforceability of such patent would not materially adversely affect the sales and profits of the Company. This decision, unless reversed on appeal, could increase the financial exposure of the Company although no amount of potential damage is now known. North American's claim against Star Brite for antitrust violation, which seeks treble damages and attorney's fees, and its claims for tortious interference, unfair competition and trade slander remains stayed at this time. It is difficult to assess the amount or range of potential damages sought by North American as to these remaining claims because discovery into these claims was stayed during the court's consideration of the patent issues discussed above. If the stay is lifted, Star Brite intends to vigorously defend against North American's claims for antitrust violation, tortious interference, unfair competition and trade slander. The Company believes that these claims are frivolous and not supported factually, despite the fact that is '598 patent is now invalidated. Star Brite intends to appeal the order granting North American's motion for partial summary judgment at the appropriate time. Star Brite, based upon discussions with patent counsel, believes that the Order of Partial Summary Judgment is erroneous and should be reversed on appeal.


                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           OCEAN BIO-CHEM, INC.


Date: April 12, 2001                       By: /s/ Peter G. Dornau
                                               ---------------------------------
                                               Name:   Peter G. Dornau
                                               Title:  Chairman of the Board of
                                                       Directors and Chief
                                                       Executive Officer

Date: April 12, 2001                       By: /s/ Edward Anchel
                                               ---------------------------------
                                               Name:   Edward Anchel
                                               Title:  Chief Financial Officer